UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 11, 2021
F5 Networks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

801 5th Avenue
Seattle	,	WA	98104
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (206) 272-5555
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	FFIV	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 11, 2021, Michel Combes resigned from his position as a director of F5 Networks, Inc. (the “Company”), including his membership on the Nominating & Corporate Governance Committee, effective immediately. The resignation was not the result of any disagreement with the Company. The Company’s Board of Directors (the “Board”) expresses its appreciation for Mr. Combes’ valued service to the Company, including his insights regarding Company operations and strategy.

Pursuant to the recommendation of the Nominating & Corporate Governance Committee, the Board voted to reduce the size of the Board from ten to nine members, effective immediately. As a result of such reduction, there are currently no vacancies on the Board.

Mr. Combes provided his resignation in connection with the Company’s majority voting policy as set forth in the Company’s bylaws. As reflected in Item 5.07 below, Mr. Combes received more votes “against” than votes “for” his election. We understand that the proxy advisory firms Institutional Shareholder Services (ISS) and Glass Lewis initially recommended a vote “against” Mr. Combes’ election solely due to his 2020 Board and committee meeting attendance record. Following these recommendations, and feedback from investors, the Company filed supplemental proxy materials regarding Mr. Combes’ attendance record, elaborating on the extenuating circumstances that impacted his ability to attend meetings in 2020 including the unforeseen scheduling conflicts related to his position and responsibilities as CEO of Sprint during its complex merger with T-Mobile in 2020, as well as logistical and timing challenges due to COVID-19 restrictions which prohibited him from returning to the U.S. from France as scheduled. Subsequently, Glass Lewis changed its recommendation to a vote “for” Mr. Combes. However, based upon the recommendation of ISS and discussions with several large shareholders, it is the Company’s understanding that Mr. Combes’ ultimate receipt of more votes “against” than “for” was solely because of his attendance record and not as a result of his performance as a director.

(e) On March 11, 2021, at the annual meeting of shareholders for fiscal year 2020 (the “Annual Meeting”), the shareholders of F5 Networks, Inc. (the “Company”) voted to approve the F5 Networks, Inc. 2014 Incentive Plan, as amended and restated (the “2014 Plan”), to increase the number of shares of common stock issuable under the 2014 Plan by an additional 900,000 shares.

The complete text of the 2014 Plan is set forth in Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on: (1) the election of ten directors to hold office until the annual meeting of shareholders for fiscal year 2021 and until their successors are elected and qualified; (2) the approval of the 2014 Plan to increase the number of shares of common stock issuable under the 2014 Plan by an additional 900,000 shares; (3) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2021; and (4) an advisory vote regarding approval of the compensation of the Company’s named executive officers.

A total of 54,781,474 shares of the Company’s common stock outstanding and entitled to vote were present at the meeting in person or by proxy at the Annual Meeting. The voting results were as follows:

Item 1: Election of ten directors to hold office until the annual meeting of shareholders for fiscal year 2021:
Name of Director	For	Against	Abstain	Broker Non-Votes
Sandra E. Bergeron	49,303,668	1,872,226	19,444	3,586,136
Elizabeth L. Buse	51,056,225	119,407	19,706	3,586,136
Michel Combes	24,080,765	27,017,098	97,475	3,586,136
Michael L. Dreyer	46,223,452	4,950,009	21,877	3,586,136
Alan J. Higginson	48,319,325	2,855,021	20,992	3,586,136
Peter S. Klein	50,966,424	200,189	28,725	3,586,136
François Locoh-Donou	51,143,957	30,816	20,565	3,586,136
Nikhil Mehta	51,143,151	23,458	28,729	3,586,136
Marie E. Myers	50,118,347	1,057,122	19,869	3,586,136
Sripada Shivananda	51,140,261	25,255	29,822	3,586,136

Item 2: Approval of the 2014 Plan to increase the number of shares of common stock issuable under the 2014 Plan by an additional 900,000 shares:
For	Against	Abstain	Broker Non-Votes
41,862,028	9,295,220	38,090	3,586,136

Item 3: Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2021:
For	Against	Abstain
51,677,188	3,086,431	17,855

Item 4: Advisory vote on the approval of the compensation of the Company’s named executive officers:
For	Against	Abstain	Broker Non-Votes
44,816,558	6,252,576	126,204	3,586,136

Item 9.01	Financial Statements and Exhibits.
(d)     Exhibits:

10.1	F5 Networks, Inc. 2014 Incentive Plan, as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)
Date: March 15, 2021	By:	/s/ Scot F. Rogers
Scot F. Rogers
Executive Vice President and General Counsel